Exhibit 10.5

WAIVER, CONSENT, AND AMENDMENT AGREEMENT

This Waiver, Consent, and Amendment Agreement (this “Agreement”), dated as of June5, 2026, is made by and between CONNECTICUT GREEN BANK, (the “Administrative Agent” and the “Lender”) and FUELCELL ENERGY FINANCE HOLDCO, LLC, a Delaware limited liability company (the “Borrower”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement, as defined below.

WHEREAS, the Borrower has entered into a Credit Agreement, dated as of August 18, 2023 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”), among the Borrower and the Lender party thereto;

WHEREAS, as notified in Borrower’s Notice dated April 25, 2026 (the “Notice”), as of March 2026, the Project Company was completing works on the Facility to optimize its performance during which it determined that Facility reliability would be increased by upgrading from the existing technology to the 2.5 MW Energy Blocks in lieu of scheduled module replacements, and pending such planned upgrades, to forego repairs and have the existing units not generate electricity;

WHEREAS, as a result of the Project Company’s ceasing to generate electricity pending the equipment upgrade, it may not meet the Output Guarantee under Section 3.4 of the Power Purchase Agreement;

WHEREAS, as a result of the Project Company’s potential failure to meet the Output Guarantee, the Borrower may be unable to: (a) maintain the Liberty DSCR Reserve Account and / or deposit into the Liberty DSCR Reserve Account the Liberty DSCR Reserve Account Deficiency as required pursuant to Section 6.20 of the Credit Agreement; and (b) maintain the Amalgamated DSCR Reserve Account and / or deposit into the Amalgamated DSCR Reserve Account the Amalgamated DSCR Reserve Account Deficiency as required pursuant to Section 6.20 of the Credit Agreement; and (c) maintain the CGB DSCR Reserve Account and / or deposit into the CGB DSCR Reserve Account the CGB DSCR Reserve Account Deficiency as required pursuant to Section 6.20 of the Credit Agreement (the “Potential DSCR Account Defaults”);

WHEREAS, as a result of the preceding, the Borrower may not meet the requirements of Section 7.13(a) and (b), respectively, of the Credit Agreement with respect to the Senior Debt Service Coverage Ratio and the Total Debt Service Coverage Ratio, respectively, for the periods ending  June 30, 2026, September 30, 2026, December 31, 2026, and March 31, 2027 (the “Potential Debt Service Coverage Ratio Defaults,” and, collectively with the Potential DSCR Account Defaults, the “Potential DSCR Defaults”);

WHEREAS, as a condition to the Lender’s agreement to provide the waivers and consents set forth herein, the Lender has required that FuelCell Energy, Inc. (“FCE”) deposit not less than $3,000,000 into the Payment Reserve Account to cover, during the Reserve Coverage Period (defined below), amounts payable under the waterfall under the Credit Agreement (including scheduled debt service and required reserve deposits); and FCE has advised that it will satisfy this

SG-24068869v4

requirement by transferring $3,000,000 into the Payment Reserve Account concurrently with finalizing this Agreement (including from funds previously contributed to the Borrower’s operating account);

WHEREAS, failure to perform or observe any covenant contained in Sections 6.20 and 6.21, or Article VII constitutes an Event of Default under the Credit Agreement;

WHEREAS, Borrower has requested that the Administrative Agent and the Required Lenders consent to: (a) notwithstanding Section 6.20(a) and (b) of the Credit Agreement, (i) permit FCE or an affiliate of FCE to deposit the Liberty DSCR Reserve Account Deficiency into the Liberty DSCR Reserve Account rather than the Borrower; and (ii) permit FCE or an affiliate of FCE to deposit the Amalgamated DSCR Reserve Account Deficiency into the Amalgamated DSCR Reserve Account rather than the Borrower; and (iii) permit FCE or an affiliate of FCE to deposit the CGB DSCR Reserve Account Deficiency into the CGB DSCR Reserve Account rather than the Borrower;

WHEREAS, Borrower has requested a waiver of the Potential DSCR Defaults for the periods ending June 30, 2026, September 30, 2026, December 31, 2026, and March 31, 2027;

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the waivers and consents requested by the Borrower must be contained in a written agreement signed by the Borrower and the Lender.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings given to them in the Credit Agreement.  For purposes of this Agreement, (a) “Payment Reserve Funding Amount” means $3,000,000 and (b) “Reserve Coverage Period” means the twelve (12) month period beginning on the Effective Date.
2.Waiver. The provisions of Sections 6.20 and 6.21 of the Credit Agreement are hereby waived with respect to the Potential DSCR Account Defaults solely to permit the funding, on or prior to the Effective Date, of the Liberty DSCR Reserve Account Deficiencies, the Amalgamated DSCR Reserve Account Deficiencies, and the CGB DSCR Reserve Account Deficiencies by FCE or an affiliate of FCE (the “Guarantor DSRA Funding”); and the provisions of Section 7.13(a) and (b) of the Credit Agreement are hereby waived for the periods ending  June 30, 2026, September 30, 2026, December 31, 2026, and March 31, 2027;
3.Consent. Notwithstanding the provisions of Section 6.20 and 6.21 of the Credit Agreement, the Lender hereby consents to permit funding of Liberty DSCR Reserve Account Deficiencies, Amalgamated DSCR Reserve Account Deficiencies, and the CGB DSCR Reserve Account Deficiencies by FCE or an affiliate of FCE.

4.Payment Reserve Account Funding Condition; Use of Payment Reserve Funding Amount. As an additional condition precedent to the waivers and consents set forth herein, on or prior to the Effective Date, FCE (or an Affiliate of FCE) shall deposit (or cause to be deposited) the Payment Reserve Funding Amount into the Payment Reserve Account. Borrower shall deliver to the Administrative Agent satisfactory evidence of such deposit (including a wire confirmation and an account statement for the Payment Reserve Account). A Notwithstanding anything to the contrary contained in this Agreement, the Credit Agreement, or any Loan Document, the Payment Reserve Amount shall be allocated and disbursed by the Administrative Agent, without the need for a Widthdrawal Certificate in accordance with priorities FIRST through and including ELEVENTH of Section 6.19(b)(i) of the Credit Agreement and is intended to support such waterfall payments and required reserve funding during the Reserve Coverage Period. In no event shall any or all of the Payment Reserve Funding Amount be utilized or disbursed under or pursuant to priority TWELFTH of Section 6.19(b) of the Credit Agreement.
5.Limitation of Waiver. The waivers and consents set forth above shall be limited precisely as written and in the manner and to the extent described above and nothing in this Agreement shall be deemed to:
(a)Constitute a waiver of compliance by the Borrower or any other Loan Party with respect to any other term, provision or condition of the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein; or
(b)Prejudice any right or remedy that the Administrative Agent or any Person that is a lender at any time under the Credit Agreement may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein.
6.Conditions Precedent. This Agreement shall become effective upon the date (the “Effective Date”) on which the Administrative Agent shall have received:
(a)This Agreement, duly executed and delivered by the Borrower and duly executed and delivered by the Lender;
(b)Satisfactory evidence that all corporate and other proceedings that are necessary in connection with this Agreement have been taken to the Administrative Agent’s satisfaction;
(c)Satisfactory evidence that the Payment Reserve Funding Amount has been deposited into the Payment Reserve Account in accordance with the “Payment Reserve Account Funding Condition” paragraph above (including wire confirmation and an account statement for the Payment Reserve Account);
(d)The representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default has occurred and is continuing, other than the Potential DSCR Defaults expressly waived hereby;

(e) No Default or Event of Default shall have occurred and be continuing, after giving effect to the consummation of this Agreement; and

(f) Administrative Agent shall have received reimbursement from the Borrower for all of the Administrative Agent’s reasonable costs and expenses incurred in connection with this

Amendment and the Credit Agreement, except to the extent otherwise agreed by the Administrative Agent.

7.Amendments to Credit Agreement.
(a)	The definition of “Measurement Period” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Measurement Period” means, at any date of determination (except as otherwise set forth in this definition), the most recently completed four (4) calendar quarters of Borrower.

(b)	Section 6.01 (f) of the Credit Agreement is hereby amended by deleting “each fiscal quarter” in the second line thereof and inserting in place thereof “the first three fiscal quarters”

(c)	Sections 7.13 (a), 7.13 (b) of the Credit Agreement are each hereby amended by deleting “fiscal” in the second line thereof and inserting in place thereof “calendar”.

(d)	Section 7.13 (c) of the Credit Agreement are each hereby amended by deleting “fiscal” in each case in which it is used therein and in each case inserting in place thereof “calendar”.

(e)	Section 7.13 (c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) FCE Capital Contributions.

If, either the Senior Debt Service Coverage Ratio or the Total Debt Service Coverage Ratio at the end of any calendar quarter of Borrower would be less than the amounts required in subsection (a) or (b) above respectively, FCE, at its sole option (and not obligation), may make a cash capital contribution to Borrower at any time during or prior to the end of the applicable calendar quarter of Borrower and, in such case, such cash capital contribution shall be added to and included as part of the numerator in calculating each of the Senior Debt Service Coverage Ratio and Total Debt Service Coverage Ratio for such applicable calendar quarter of Borrower and only for such calendar quarter, and shall not be used or counted for any purpose other than calculating such ratio for such quarter; provided, however, that Borrower shall not be permitted to include cash capital contributions of FCE in the calculation of Senior Debt Service Coverage Ratio and the Total Debt Service Coverage Ratio as provided for in this subsection (c) more, in the aggregate, than two (2) times in any calendar year of Borrower and more than four (4) times during the term of this Loan.

(f)	A new Subsection 6.02(i) of the Credit Agreement is hereby added as follows:

(i)notify the Administrative Agent and the Lender promptly after reaching alignment with CMEEC as to the scope of work for the upgrades described in the second WHEREAS paragraph of this agreement and thereafter, within thirty (30) days after the end of each calendar quarter of Borrower, provide an update to the progress of construction of such upgrades, which report shall be in form and content reasonably satisfactory to Administrative Agent.
8. Ratifications by Borrower. The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Credit Agreement as amended by this Agreement shall continue to be legal, valid, binding and enforceable in accordance with its terms.
9.Renewal and Extension of Security Interests and Liens. The Borrower hereby (a) renews and affirms the Liens created and granted in the Credit Agreement and the Loan Documents (as defined in the Credit Agreement), and (b) agrees that this Agreement shall in no manner affect or impair the Liens securing the Obligations, and that such Liens shall not in any manner be waived, the purposes of this Agreement being to modify the Credit Agreement as herein provided, and to carry forward all Liens securing the same, which are acknowledged by Borrower to be valid and subsisting.
10.Representations and Warranties. Borrower represents and warrants to the Lender that (a) the execution, delivery and performance of this Agreement and any and all Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite entity action on the part of such Borrower and will not violate the organizational documents of such Borrower or any agreement to which such Borrower is a party, (b) all representations and warranties of the Borrower contained herein or in the Credit Agreement or any Loan Document are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, (c) after giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing, (d) Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and (e) Borrower is not in default under the PPA and the upgrades to the Project will not constitute a default or event of default under the PPA.

11.Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any Loan Document, including without limitation, any Loan Document furnished in connection with this Agreement, shall survive the execution and delivery of this Agreement and the Loan Documents, and no investigation by Lender or any closing shall affect such representations and warranties or the right of Lender to rely thereon. This Agreement constitutes a Loan Document.
12.Reference to Credit Agreement. Each of the Loan Documents and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
13. Fees and Expenses of Lender. Borrower agrees to pay as a condition precedent to the effectiveness of this Agreement and thereafter upon demand therefor, and in any event within five (5) Business Days from such demand, all reasonable costs and expenses incurred by the Lender directly in connection with the preparation, negotiation and execution of this Agreement and the Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of the Lender’s legal counsel, and all costs and expenses incurred by the Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any Loan Document, including, without limitation, the reasonable costs and fees of the Lender’s legal counsel.
14. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
15.Governing Law; Consent to Jurisdiction; Exclusive Venue; Waiver of Jury Trial. The governing law, submission to jurisdiction, waiver of venue, and service of process provisions contained in Section 10.14 of the Credit Agreement are hereby incorporated by reference mutatis mutandis.
16.RELEASE OF CLAIMS. TO INDUCE THE LENDER TO ENTER INTO THIS AGREEMENT, BORROWER VOLUNTARILY, KNOWINGLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES THE LENDER’S RESPECTIVE PREDECESSORS, OFFICERS, MANAGERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, REPRESENTATIVES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ANY AND ALL LIABILITIES, CLAIMS, DEMANDS, DAMAGES, EXPENSES, ACTIONS, OR CAUSES OF ACTION OF ANY KIND OR NATURE (IF THERE BE ANY), WHETHER ABSOLUTE OR CONTINGENT, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, OR KNOWN OR UNKNOWN, THAT BORROWER NOW HAS OR EVER HAD AGAINST ANY OF THE RELEASED PARTIES ARISING UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY SUCH LIABILITIES, CLAIMS, DEMANDS, DAMAGES, EXPENSES, ACTIONS, OR CAUSES OF

ACTION ARISING OUT OF OR RELATING TO A CLAIM OF BREACH OF CONTRACT, FRAUD, LENDER LIABILITY OR MISCONDUCT, BREACH OF FIDUCIARY DUTY, USURY, UNFAIR BARGAINING POSITION, UNCONSCIONABILITY, VIOLATION OF LAW, NEGLIGENCE, ERROR OR OMISSION IN ACCOUNTING OR CALCULATIONS, MISAPPROPRIATION OF FUNDS, TORTIOUS CONDUCT OR RECKLESS OR WILLFUL MISCONDUCT. BORROWER REPRESENTS AND WARRANTS TO THE LENDER THAT IT HAS NOT TRANSFERRED OR ASSIGNED TO ANY PERSON ANY CLAIM THAT IT EVER HAD OR CLAIMED TO HAVE AGAINST ANY RELEASED PARTY.

16, Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives, and, for purposes of Section 15, each of the Released Parties that are not party hereto is deemed to be an express third-party beneficiary of this Agreement; provided, that Borrower may not assignor transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

17, Counterparts. This Agreement may be executed in one or more counterparts,

each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

18, Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower, shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

19. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

20. Conflicting Provision. If any provision of the Credit Agreement as amended hereby conflicts with any provision of any Loan Document, the provision in the Credit Agreement shall control.

21. ENTIRE AGREEMENT. THIS AGREEMENT, THE CREDIT AGREEMENT

AND ALL LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AGREEMENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FUELCELL ENERGY FINANCE HOLDCO, LLC By: FuelCell Energy Finance, LLC Its: Sole Member By Fuel Cell Energy, Inc. Its: Sole Member, as Borrower
By_/s/ Michael S. Bishop Name: Michael S. Bishop Title: Executive Vice President and Chief Financial Officer
CONNECTICUT GREEN BANK, as Administrative Agent and Lender
By_/s/ Bryan T. Garcia Name: Bryan T. Garcia Title: President and CEO